Exhibit 99

Media	Investors
Janis Smith	Bob Strickland
(415) 396-7711	(415) 396-0523
Tuesday, July 17, 2007
WELLS FARGO REPORTS DOUBLE-DIGIT REVENUE, EPS GROWTH:
ANOTHER QUARTER OF RECORD RESULTS
Second Quarter 2007 Highlights:
•	Record revenue of $9.89 billion, up 13 percent from prior year, up 19 percent (annualized) from prior quarter

•	Record net income of $2.28 billion, up 9 percent from prior year’s $2.09 billion

•	Record diluted earnings per share of $0.67, up 10 percent from prior year’s $0.61

•	Average total loans up 11 percent from prior year; up 13 percent (annualized) from prior quarter
o	Average commercial and commercial real estate loans up 12 percent from prior year, up 15 percent (annualized) from prior quarter
o	Average consumer loans up 10 percent from prior year and up 11 percent (annualized) from prior quarter
•	Average core deposits* up 11 percent from prior year, up 14 percent (annualized) from prior quarter

•	Net charge-offs 0.87 percent of average total loans, down from 0.90 percent in prior quarter

Selected Financial Information	Second Quarter			Six months ended June 30
			%			%
	2007	2006	Change	2007	2006	Change

Diluted earnings per share	$0.67	$0.61	10%	$1.33	$1.21	10%
Net income (in billions)	2.28	2.09	9	4.52	4.11	10
Revenue (in billions)	9.89	8.79	13	19.33	17.34	11
Average loans (in billions)	332.0	300.4	11	326.7	305.7	7
Average core deposits (in billions)	300.5	264.1	14	295.6	260.8	13
Net interest margin	4.89%	4.76%	3	4.92%	4.80%	3

*	See Footnote 3 to Summary Financial Data, page 11.

SAN FRANCISCO — Wells Fargo & Company (NYSE:WFC) reported record diluted earnings per common share of $0.67 for second quarter 2007, up 10 percent from $0.61 in second quarter 2006. Net income was a record $2.28 billion, up 9 percent from $2.09 billion in second quarter 2006.
“Our talented team, pulling together for our customers as ‘One Wells Fargo,’ achieved another terrific quarter of superior financial performance with double-digit growth in both revenue and earnings per share — all the more remarkable because of the industry headwinds of a weaker housing market, a flat yield curve and slower deposit growth,” said President and CEO John Stumpf. “We continue to earn more business from current customers and invest in future growth through internal investments and acquisitions. Our time-tested vision and business model have delivered double-digit annual compound growth in revenue, earnings per share and total stockholder return for the past five, ten, 15 and 20 years. The vast majority of this growth has come from earning more business from our current customers, but we’ve also been a disciplined, effective acquirer, which brings us more new customers and the opportunity to satisfy all their financial needs. This quarter, we acquired Placer Sierra Bancshares in California and the U.S. construction lending business of CIT Group, Inc. We’re on track to complete our acquisition by year end of Greater Bay Bancorp, with $7.4 billion in assets, the third largest bank acquisition in our Company’s history and a significant addition to community banking, commercial insurance brokerage, specialty finance and trust. We’re also on track to open approximately 100 banking stores for the fourth consecutive year and remodel another 200 to make it more convenient for our customers to give us more of their business.”
Financial Performance
Diluted earnings per share were a record $0.67, up 10 percent from $0.61 earned in second quarter 2006. “Our double-digit earnings per share growth again was driven by an ideal combination of double-digit top line growth (revenue up 13 percent year over year), positive operating leverage (expenses up 11 percent versus 13 percent revenue growth), and relatively stable credit quality (net credit losses of 0.87 percent of average total loans versus the 0.91 percent average of the prior two quarters),” said Chief Financial Officer Howard Atkins. “Business performance was strong and well balanced across the broad diversity of our business segments, with most of our eighty plus consumer and commercial businesses producing double-digit earnings or revenue growth in the quarter. We increased or maintained operating margins, with the net interest margin at 4.89 percent, up 13 basis points from a year ago; return on assets, which includes all credit costs, at 1.82 percent, up 11 basis points from a year ago; and return on equity remaining at a strong 19.6 percent, among the best in the industry.”
Revenue
Revenue of $9.89 billion was another record, up $1.1 billion, or 13 percent, from a year ago and up $450 million, or 19 percent (annualized), on a linked-quarter basis. “Despite a challenging environment and selected tightening of credit standards, double-digit revenue growth again was driven by double-digit growth in consumer and business lending and deposits, as well as very strong growth in virtually all of our diverse, fee-based products and services,” said Atkins. Businesses that generated double-digit, year-over-year revenue growth included asset management, business direct, capital markets, corporate trust, credit and debit cards, global remittance services, home equity, insurance, international, personal credit management, real estate brokerage, wealth management and Wells Fargo Financial.

Loans
Average loans increased $31.6 billion, or 11 percent, to $332.0 billion from a year ago. On a linked-quarter basis, average total loans grew $10.5 billion, or 13 percent (annualized).
This was the 11th consecutive quarter of double-digit, year-over-year growth for average commercial and commercial real estate loans, up $13.3 billion, or 12 percent, from a year ago. Small business lending (business direct), specialized financial services, asset-based lending, and commercial real estate all had double-digit loan growth from second quarter 2006. On a linked-quarter basis, average commercial and commercial real estate loans increased $4.6 billion, or 15 percent (annualized). Average consumer loans increased $17.3 billion, or 10 percent, from second quarter 2006 and increased $5.5 billion, or 11 percent (annualized), from first quarter 2007.
Deposits
Average core deposits were $300.5 billion, up $36.4 billion, or 14 percent, year over year and up 14 percent (annualized) on a linked-quarter basis. Core deposits include certain funds that previously were swept into non-deposit products. Including only the growth in these funds post conversion to deposits, average core deposits grew 11 percent year over year. Average mortgage escrow deposits were $23.4 billion, up $5.8 billion from second quarter 2006 and up $2.8 billion on a linked-quarter basis. Excluding mortgage escrow balances, total average core deposits grew 12 percent from second quarter 2006 and 11 percent (annualized) on a linked-quarter basis. Average retail core deposits grew $13.1 billion, or 6 percent, from second quarter 2006 and increased $4.3 billion, or 8 percent (annualized), on a linked-quarter basis. Net new consumer checking accounts grew 4.9 percent from second quarter 2006.
Net Interest Income
Compared with the second quarter of 2006, net interest income increased 4 percent, the net interest margin grew 13 basis points and average earning assets grew 2 percent. On a linked-quarter basis, growth in net interest income accelerated to 15 percent (annualized), driven by an 18 percent (annualized) increase in earning assets, including the addition later in the quarter of approximately $30 billion of securities in the investment portfolio at substantially higher yields. The net interest margin declined 6 basis points in the quarter, largely due to the accelerated asset growth, which also will increase net interest income, but likely reduce the net interest margin in future quarters. At 4.89 percent in second quarter, our net interest margin remained the highest among our peers.
Noninterest Income
Noninterest income increased $890 million, or 23 percent, from second quarter 2006 and 24 percent (annualized) on a linked-quarter basis. “The strong double-digit growth in fee income again demonstrated the advantage of our diversified business model and our success in satisfying all the financial needs of our consumer and commercial customers,” said Atkins. This double-digit growth reflected strong year-over-year growth in deposit service fees (up 11 percent); trust and investment fees (up 24 percent); debit and credit card fees (up 24 percent); other fees, primarily loan related, (up 25 percent); and insurance fees (up 19 percent).
Mortgage banking noninterest income declined $46 million year over year and declined $101 million from first quarter 2007. The linked-quarter decline reflected solid origination growth (originations up $12 billion, or 71 percent (annualized) in the quarter) and a higher net gain on mortgage loan origination/sales activities, offset by a net loss of $225 million reflecting the impact of higher interest rates on the valuation of mortgage servicing rights net of hedging costs. Capital markets generally were strong in the quarter, including $242 million in income from the

Company’s equity businesses, approximately $75 million above the average equity gains for the prior five quarters. Bond losses of $42 million were recorded in the quarter as the lowest-yielding bonds were sold and repositioned with higher-yielding securities late in the quarter. At June 30, 2007, the net unrealized gain on securities available for sale was $91 million.
Noninterest Expense
Noninterest expense increased $551 million, or 11 percent, from second quarter 2006 compared with 13 percent revenue growth for the same period. Substantially all of the expense increase was related to higher personnel costs, reflecting a 3 percent increase in team members (full-time equivalents, largely sales and service professionals), normal merit increases, and higher sales commissions in the insurance, wealth management, and real estate brokerage businesses, all of which had very strong revenue growth year-over-year. Merger and integration expenses in the quarter were $8 million. “Most of our non-personnel expenses were essentially flat from last year, reflecting our ongoing discipline in containing expenses that do not directly add to revenue growth,” said Atkins. Reflecting the continued positive operating leverage, the efficiency ratio improved to 57.9 percent from 58.9 percent a year ago and 58.5 percent in first quarter 2007.
Credit Quality
“Second quarter credit quality was in line with our expectations,” said Chief Credit Officer Mike Loughlin. “While net credit losses were up from a year ago, losses have been relatively flat for the past few quarters and some of the leading credit metrics, such as loans 90 days or more past due and nonaccrual loans, have been improving.” Second quarter net credit losses were $720 million (0.87 percent of average loans, annualized), flat compared with $715 million (0.90 percent) in first quarter 2007 and up from $432 million (0.58 percent) in second quarter 2006, when consumer losses were historically low following the fourth quarter 2005 spike in bankruptcy-related losses.
“Both net credit losses and the loss rate in our auto loan portfolio continued to decline as our substantial investment in additional collection resources is fully integrated into our credit cycle management,” said Loughlin. “The business continues to adjust loan underwriting criteria and review dealer management strategies to maximize sales efficiency and credit quality. We recognize that industry credit performance typically deteriorates in the second half of the year and we are carefully monitoring our delinquency and loss performance and continue to adjust our auto loan origination and collection processes as necessary.
“As expected, home equity losses remained at higher levels during the second quarter as real estate values remained weak in multiple national markets. We expect this trend to continue during the second half of 2007.
“Credit performance remained strong in our first mortgage portfolios at Wells Fargo Home Mortgage and Wells Fargo Financial. Delinquency rates in both our prime and nonprime portfolios remained significantly better than published industry rates. We believe our prudent product strategy, along with disciplined underwriting and collections practices, and our willingness to work proactively with our customers, has allowed us to maintain stable and predictable credit performance. Overall commercial loan performance remained very strong, including commercial real estate, supported by high occupancy rates and low interest rates.” Total nonperforming assets were $2.72 billion (0.79 percent of loans) at June 30, 2007, compared with $2.67 billion (0.82 percent) at March 31, 2007, and $1.92 billion (0.64 percent) one year ago. “We had relatively minor growth in nonperforming assets during the quarter due to modest commercial increases (expected due to portfolio growth and seasoning) and virtually no consumer increases as we focused on problem loan resolution and asset sales,” said Loughlin. “We believe our nonperforming loan portfolio has relatively low loss potential due to the high percentage of consumer real estate and auto-secured loans where we take an initial write-down, if applicable, as the loan is transferred to nonperforming status.”
The total of loans 90 days or more past due and still accruing was $4.99 billion, $4.81 billion and $3.34 billion at June 30, 2007, March 31, 2007 and June 30, 2006, respectively. For the same periods, the total included $3.91 billion, $3.68 billion, and $2.53 billion, respectively, in advances pursuant to our servicing agreements to GNMA mortgage pools whose repayments are insured by the Federal Housing Administration or guaranteed by the Department of Veteran Affairs.

Loans 90 Days or More Past Due and Still Accruing
(Excluding Insured/Guaranteed GNMA Balances)

	June 30	,	March 31	,	June 30	,
(in millions)	2007		2007		2006

Commercial and commercial real estate:
Commercial	$21		$29		$11
Other real estate mortgage	2		4		2
Real estate construction	4		5		10

Total commercial and commercial real estate	27		38		23
Consumer:
Real estate 1-4 family first mortgage	179		159		107
Real estate 1-4 family junior lien mortgage	76		64		39
Credit card	253		272		181
Other revolving credit and installment	515		560		431

Total consumer	1,023		1,055		758
Foreign	36		36		36

Total	$1,086		$1,129		$817

The allowance for loan and lease losses, including unfunded commitments, was $4.01 billion at June 30, 2007, up $42 million from March 31, 2007. “We believe the allowance was adequate for losses inherent in the loan portfolio at June 30, 2007,” said Loughlin.
Business Segment Performance
Wells Fargo has three lines of business for management reporting: Community Banking, Wholesale Banking and Wells Fargo Financial.

Net Income	Second Quarter			Six months ended June 30
			%			%
(in millions)	2007	2006	Change	2007	2006	Change

Community Banking	$1,553	$1,357	14	$3,105	$2,587	20
Wholesale Banking	570	506	13	1,150	1,017	13
Wells Fargo Financial	156	226	(31)	268	503	(47)

More financial information about the business segments is on page 26.

Community Banking offers a complete line of diversified financial products and services for consumers and small businesses including investment, insurance and trust services primarily in 23 midwestern and western states, and mortgage and home equity loans in all 50 states.

Selected Financial Information	Second Quarter			Six months ended June 30
			%			%
(in millions)	2007	2006	Change	2007	2006	Change

Total revenue	$6,330	$5,719	11	$12,401	$11,118	12
Provision for credit losses	353	187	89	659	376	75
Noninterest expense	3,667	3,485	5	7,307	6,872	6
Net income	1,553	1,357	14	3,105	2,587	20
Average loans (in billions)	186.6	173.9	7	183.7	182.1	1
Average core deposits (in billions)	250.9	232.0	8	247.4	230.5	7

Community Banking reported net income of $1.55 billion, up $196 million, or 14 percent, from second quarter 2006. The increase was due to fee revenue growth in retail banking and investment income. Average loans increased $12.7 billion, or 7 percent, from second quarter 2006. Average core deposits grew $18.9 billion, or 8 percent, from second quarter 2006. Noninterest income increased $633 million, or 26 percent, compared with second quarter 2006, largely due to higher revenue related to brokerage, deposit service charges, consumer loans, cards and investments. Noninterest expense increased $182 million, or 5 percent, predominantly due to growth in personnel expenses, while the provision for credit losses increased $166 million, or 89 percent, due to higher losses in consumer and small business lending.
Regional Banking Highlights
•	Core product solutions (sales) of 4.79 million, up 9 percent from prior year on comparable basis
•	Record retail bank household cross-sell of 5.4 products per retail bank household
•	Sales of Wells Fargo Packages® (a checking account and at least three other products) up 21 percent from prior year, purchased by 66 percent of new checking account customers
•	Net consumer checking accounts up 4.9 percent from prior year
•	Store-based customer loyalty scores up 11 percent from prior year
•	Business Banking
o	Store-based business solutions up 17 percent from prior year on comparable basis
o	Loans to small businesses (loans primarily less than $100,000 on our business direct platform) up 18 percent from prior year
o	Net business checking accounts up 4.4 percent from prior year
o	Business Banking household cross-sell at 3.4, up from 3.1 in prior year
o	Sales of Wells Fargo Business Services Packages (a business checking account and at least three other business products) up 41 percent from prior year, purchased by 41 percent of new business checking account customers
“The Regional Banking team continues to focus on delivering a great experience for our customers and helping them succeed financially,” said Carrie Tolstedt, senior EVP, Community Banking. “We had solid results in second quarter, with emphasis on small business customers during our Small Business Appreciation Campaign. In the second quarter, sales of store-based business solutions increased 17 percent from prior year on a comparable basis, and sales of Wells Fargo Business Services Packages rose 41 percent. In March, we introduced Wells Fargo Merchant Checking, an industry first, allowing small business owners to accept credit and debit card payments at a flat, low discount rate and have access to funds as soon as the next business day. Our commitment to the customer experience continued, with 50,000 store-based customer surveys performed per month. For customers transacting at the teller line, welcoming and wait time survey scores were up 22 percent and customer loyalty scores improved 11 percent from same period last year. During second quarter, we opened 21 banking stores, added 41 webATM® machines, and converted 330 ATMs, primarily in Northern California, to Envelope-FreeSM webATM machines to better serve our customers. We also welcomed our new team members from Placer Sierra Bancshares.”
Home Mortgage and Home Equity Highlights
•	Mortgage originations of $80 billion, up $12 billion from prior quarter
•	Mortgage applications of $114 billion
•	Mortgage application pipeline of $56 billion
•	Record owned mortgage servicing portfolio of $1.44 trillion, up 30 percent from prior year, up 13 percent (annualized) from prior quarter
•	National Home Equity Group portfolio of $81 billion
“Home Mortgage applications of $114 billion for the quarter were up 6 percent over last year, reflecting increased refinancing,” said Mark Oman, senior EVP, Home and Consumer Finance Group. “Residential real estate originations of $80 billion were essentially flat from last year, but up substantially from first quarter 2007. First mortgage originations were up 1 percent from last year as a $2.4 billion increase in prime originations was partially offset by a $1.4 billion decline in nonprime originations. The decline in nonprime originations reflected the changes in underwriting guidelines that were made during the first quarter.
“As a result of our responsible lending and risk management practices, we do not face many of the issues others do in the mortgage industry. First, we do not retain any credit interest in any prime and nonprime securitizations. Second, we do not originate any negative amortizing mortgages, including option adjustable-rate mortgages. Finally, we do not portfolio any nonprime no-documentation mortgages or nonprime low-documentation mortgages.
“The National Home Equity Group portfolio was $81 billion at June 30, 2007, up 7 percent from a year ago. The slowing growth in the home equity portfolio reflected an increasing number of markets with declining home prices, which reduced customers’ borrowing against their home equity.”
Wealth Management Group Highlights
•	Revenue up 17 percent from prior year
•	Net income up 23 percent from prior year
•	Brokerage assets under administration up 19 percent from prior year
•	Private banking core deposits up 19 percent from prior year
Internet Highlights
•	9.3 million active online consumers, up 17 percent from prior year
•	907,000 active online small business customers, up 19 percent from prior year
•	5.3 million bill payment and presentment customers, up 32 percent from prior year

Wholesale Banking serves customers coast to coast, including middle market banking, corporate banking, commercial real estate, treasury management, asset-based lending, insurance brokerage, foreign exchange, trade services, specialized lending, equipment finance, capital markets activities and institutional investments.

Selected Financial Information	Second Quarter			Six months ended June 30
			%			%
(in millions)	2007	2006	Change	2007	2006	Change

Total revenue	$2,150	$1,791	20	$4,196	$3,567	18
Provision (reversal of provision) for credit losses	1	(7)	—	14	(9)	—
Noninterest expense	1,269	1,018	25	2,406	2,010	20
Net income	570	506	13	1,150	1,017	13
Average loans (in billions)	81.4	70.4	16	79.7	69.0	16
Average core deposits (in billions)	49.6	32.0	55	48.2	30.2	60

•	Loan growth up 16 percent from a year ago, with double-digit increases across nearly all wholesale lending businesses
•	Overall institutional assets under management up 17 percent from same period last year
•	Acquired CIT Construction, the U.S. construction lending business unit of CIT Group Inc.
“Wholesale Banking had another solid quarter with strong activity in several areas,” said Dave Hoyt, senior EVP, Wholesale Banking Group. “We’re making it easier for our customers to do business as they move from paper to electronic. Active Commercial Electronic Office® portal users were up 29 percent from 2006, and customers now initiate and receive more payments electronically than through checks. Through the first half of 2007, we’ve already received over 20 percent more checks through our Check21 solutions, like our award-winning Desktop Deposit® service, than we did all of last year. In May, we introduced CEO MobileSM service, the first major U.S. financial services company to offer mobile service for medium and large businesses.
“To continue providing outstanding service to our customers, we built on core competencies with acquisitions in key areas: the addition of CIT Construction gives us more capability to provide commercial financing to the infrastructure construction industry; acquiring Greater Bay Bancorp will add the expertise of the nation’s 15th largest insurance broker; Wells Fargo Foothill opened a Canadian affiliate; and Wells Fargo Insurance Services acquired a commercial insurance agency in Michigan and the employee benefits operations from Virchow, Krause & Co. in Minneapolis.”
Wholesale Banking’s net income increased 13 percent to $570 million from a year ago. Revenue increased 20 percent to $2.2 billion from second quarter 2006, driven by strong loan and deposit growth and higher fee income. Average loans reached $81.4 billion, up 16 percent from a year ago, with double-digit increases across nearly all wholesale lending businesses. Average core deposits rose $17.6 billion from a year ago, all in interest-bearing balances, reflecting both organic growth from new and existing customers and conversions, completed in 2006, of customer sweep accounts from off-balance sheet money market funds into Wells Fargo deposits. Noninterest income increased $251 million from a year ago due to higher commercial real estate brokerage fees, along with year-over-year increases in capital markets activity (moderated from first quarter 2007), trust and investment income (reflecting a 17 percent increase in assets under management) and insurance revenue. Noninterest expense increased $251 million from a year ago, mainly due to higher personnel-related costs, including additional team members and higher incentive expenses, and expenses related to higher sales volumes, investments in new offices and businesses, and acquisitions completed in the second half of 2006.
Wells Fargo Financial offers consumer loans primarily through real-estate debt consolidation products, automobile financing, consumer and private-label credit cards and commercial services to consumers and businesses throughout the United States, Canada, Puerto Rico and the Pacific Rim.

Selected Financial Information	Second Quarter			Six months ended June 30
			%			%
(in millions)	2007	2006	Change	2007	2006	Change

Total revenue	$1,411	$1,279	10	$2,735	$2,659	3
Provision for credit losses	366	252	45	762	498	53
Noninterest expense	791	673	18	1,540	1,368	13
Net income	156	226	(31)	268	503	(47)
Average loans (in billions)	64.0	56.1	14	63.3	54.6	16

•	Average loans up 14 percent from second quarter 2006
o	Real estate-secured receivables up 23 percent to $24.8 billion
o	Auto finance receivables up 13 percent to $27.7 billion
“We are pleased with the growth in our business as we move through a period of adjustment in our markets and as we continue to invest for the future,” said Tom Shippee, Wells Fargo Financial president and CEO. “Revenue growth continued at a double-digit pace, although the 10 percent revenue growth in second quarter was somewhat more moderate than we’ve experienced in prior periods, as we began shifting several quarters ago toward the lower risk end of the spectrum of credit products we offer within the auto segment. Expenses increased 18 percent, somewhat higher than our 14 percent loan growth rate, largely due to the additional collection capacity we added late last year in auto, along with a higher collection and repossession costs and mortgage insurance premiums. We began to insure a significant portion of our higher loan-to-value real estate loans in fourth quarter 2006. Credit quality was in line with expectations in the quarter.
“Wells Fargo Financial’s real estate-secured lending business continued to perform as modeled with solid loan growth. Credit quality in our portfolio has not experienced the negative effects that many nonprime lenders have because of our solid underwriting practices, including ensuring there is a tangible benefit to the borrower before we make a loan. Our real estate delinquencies were down 9 percent from fourth quarter 2006. The recent regulatory guidance issued for subprime lending will not have a significant impact on Wells Fargo Financial’s operations, since many of those guidelines are part of our normal business practices.
“Our auto-lending receivables were relatively flat on a linked-quarter basis, but we continued to improve the processes and collections capacity for that portfolio, which resulted in reduced losses for the third consecutive quarter. Auto losses were down $42 million in the second quarter, following a $27 million decline in the first quarter. The portfolio’s 30-day and over delinquency rates were almost unchanged from the first quarter, which improved 24 percent from the end of 2006.
“During the first half of 2007, we closed approximately 5 percent of our consumer stores to reduce excess infrastructure cost and redundancies in select markets, while maintaining and redeploying sales staff to other locations to improve the overall efficiency and sales capacity of the store network.”

Wells Fargo Financial reported net income of $156 million, down 31 percent from a year ago. Revenue of $1.4 billion was driven by an increase in net interest income from continued growth in the real estate and auto loan portfolios. Average loans grew 14 percent to $64.0 billion. Noninterest expense was $791 million, up 18 percent from second quarter 2006, as discussed above.
Recorded Message
A recorded message reviewing Wells Fargo’s results and characteristics of several of the loan portfolios will be available at 5:30 a.m. Pacific Time through July 20, 2007. Dial 877-660-6853 (domestic) or 201-612-7415 (international). Enter account number 286# and conference ID 246239#. The call is also available on the internet at www.wellsfargo.com/ir and http://www.vcall.com/IC/CEPage.asp?ID=118147
The following appears in accordance with the Private Securities Litigation Reform Act of 1995:
This news release contains forward-looking statements about the Company, including the expectation that accelerated asset growth in second quarter 2007 will increase net interest income and reduce net interest margin in future quarters, the expectation that home equity losses will continue at higher levels during the second half of 2007, the belief regarding the loss potential of our nonperforming loan portfolio, the belief regarding the adequacy of the allowance for loan and lease losses at June 30, 2007, and the expectation that recent regulatory guidance issued for subprime lending will not have a significant impact on Wells Fargo Financial’s operations. Do not unduly rely on forward-looking statements. They give our expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them to reflect changes that occur after that date.
There are a number of factors that could cause results to differ significantly from our expectations, including a deterioration in the credit quality of our home equity, real estate, auto or other loan portfolios or a deterioration in the value of the collateral securing those loans, due to higher interest rates, increased unemployment, a decline in home or auto values, or other economic factors. For a discussion of factors that may cause actual results to differ from expectations, refer to our Annual Report on Form 10-K for the year ended December 31, 2006, as updated by our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007.
Any factor described in this news release or in any document referred to in this news release could, by itself or together with one or more other factors, adversely affect the Company’s business, earnings and/or financial condition.
Wells Fargo & Company is a diversified financial services company with $540 billion in assets, providing banking, insurance, investments, mortgage and consumer finance through almost 6,000 stores and the internet (wellsfargo.com) across North America and internationally. Wells Fargo Bank, N.A. is the only bank in the U.S., and one of only two banks worldwide, to have the highest credit rating from both Moody’s Investors Service, “Aaa,” and Standard & Poor’s Ratings Services, “AAA.”
# # #

Wells Fargo & Company and Subsidiaries
SUMMARY FINANCIAL DATA

	Quarter ended June 30	,	%	Six months ended June 30	,	%
($ in millions, except per share amounts)	2007	2006	Change	2007	2006	Change

For the Period
Net income	$2,279	$2,089	9%	$4,523	$4,107	10%
Diluted earnings per common share	0.67	0.61	10	1.33	1.21	10
Profitability ratios (annualized):
Net income to average total assets (ROA)	1.82%	1.71%	6	1.85%	1.71%	8
Net income to average stockholders’ equity (ROE)	19.55	19.76	(1)	19.60	19.83	(1)
Efficiency ratio (1)	57.9	58.9	(2)	58.2	59.1	(2)
Total revenue	$9,891	$8,789	13	$19,332	$17,344	11
Dividends declared per common share (2)	0.28	0.54	(48)	0.56	0.80	(30)
Dividends paid per common share	0.28	0.26	8	0.56	0.52	8
Average common shares outstanding	3,351.2	3,363.8	—	3,363.5	3,360.9	—
Diluted average common shares outstanding	3,389.3	3,404.4	—	3,402.5	3,400.1	—
Average loans	$331,970	$300,388	11	$326,729	$305,731	7
Average assets	502,686	491,456	2	492,453	483,371	2
Average core deposits (3)	300,535	264,129	14	295,588	260,817	13
Average retail core deposits (4)	228,006	214,904	6	225,872	214,391	5
Net interest margin	4.89%	4.76%	3	4.92%	4.80%	3
At Period End
Securities available for sale	$72,179	$71,420	1	$72,179	$71,420	1
Loans	342,800	300,622	14	342,800	300,622	14
Allowance for loan losses	3,820	3,851	(1)	3,820	3,851	(1)
Goodwill	11,983	11,091	8	11,983	11,091	8
Assets	539,865	499,516	8	539,865	499,516	8
Core deposits (3)	300,602	268,350	12	300,602	268,350	12
Stockholders’ equity	47,301	41,894	13	47,301	41,894	13
Capital ratios:
Stockholders’ equity to assets	8.76%	8.39%	4	8.76%	8.39%	4
Risk-based capital (5)
Tier 1 capital	8.57	8.35	3	8.57	8.35	3
Total capital	11.72	11.82	(1)	11.72	11.82	(1)
Tier 1 leverage (5)	7.90	6.99	13	7.90	6.99	13
Book value per common share	$14.07	$12.46	13	$14.07	$12.46	13
Team members (active, full-time equivalent)	158,700	154,300	3	158,700	154,300	3
Common Stock Price
High	$36.49	$34.86	5	$36.64	$34.86	5
Low	33.93	31.90	6	33.01	30.31	9
Period end	35.17	33.54	5	35.17	33.54	5

(1)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).
(2)	On April 25, 2006, the Company’s Board of Directors declared the second quarter 2006 cash dividend payable June 1, 2006. On June 27, 2006, the Board declared a two-for-one split in the form of a 100% stock dividend on the Company’s common stock and, at the same time, the third quarter 2006 cash dividend payable September 1, 2006.
(3)	Core deposits are noninterest-bearing deposits, interest-bearing checking, savings certificates, market rate and other savings, and certain foreign deposits (Eurodollar sweep balances). During 2006, certain customer accounts (largely Wholesale Banking) were converted to deposit balances in the form of Eurodollar sweep accounts from off-balance sheet money market funds and repurchase agreements. Included in average core deposits were converted balances of $9,888 million and $2,771 million for the quarters ended June 30, 2007, and June 30, 2006, respectively. Average core deposits increased 11% from second quarter 2006, not including these converted balances.
(4)	Retail core deposits are total core deposits excluding Wholesale Banking core deposits and retail mortgage escrow deposits.
(5)	The June 30, 2007, ratios are preliminary.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER SUMMARY FINANCIAL DATA

	Quarter ended
	June 30 ,	Mar. 31 ,	Dec. 31 ,	Sept. 30 ,	June 30 ,
($ in millions, except per share amounts)	2007	2007	2006	2006	2006

For the Quarter
Net income	$2,279	$2,244	$2,181	$2,194	$2,089
Diluted earnings per common share	0.67	0.66	0.64	0.64	0.61
Profitability ratios (annualized):
Net income to average total assets (ROA)	1.82%	1.89%	1.79%	1.76%	1.71%
Net income to average stockholders’ equity (ROE)	19.55	19.65	18.99	20.00	19.76
Efficiency ratio (1)	57.9	58.5	57.5	56.9	58.9
Total revenue	$9,891	$9,441	$9,413	$8,934	$8,789
Dividends declared per common share (2)	0.28	0.28	0.28	—	0.54
Dividends paid per common share	0.28	0.28	0.28	0.28	0.26
Average common shares outstanding	3,351.2	3,376.0	3,379.4	3,371.9	3,363.8
Diluted average common shares outstanding	3,389.3	3,416.1	3,424.0	3,416.0	3,404.4
Average loans	$331,970	$321,429	$312,166	$303,980	$300,388
Average assets	502,686	482,105	482,585	494,679	491,456
Average core deposits (3)	300,535	290,586	283,790	269,725	264,129
Average retail core deposits (4)	228,006	223,729	220,025	214,294	214,904
Net interest margin	4.89%	4.95%	4.93%	4.79%	4.76%
At Quarter End
Securities available for sale	$72,179	$45,443	$42,629	$52,635	$71,420
Loans	342,800	325,487	319,116	307,491	300,622
Allowance for loan losses	3,820	3,772	3,764	3,799	3,851
Goodwill	11,983	11,275	11,275	11,192	11,091
Assets	539,865	485,901	481,996	483,441	499,516
Core deposits (3)	300,602	296,469	288,068	270,818	268,350
Stockholders’ equity	47,301	46,135	45,876	44,862	41,894
Capital ratios:
Stockholders’ equity to assets	8.76%	9.49%	9.52%	9.28%	8.39%
Risk-based capital (5)
Tier 1 capital	8.57	8.70	8.95	8.74	8.35
Total capital	11.72	12.10	12.50	12.34	11.82
Tier 1 leverage (5)	7.90	7.83	7.89	7.41	6.99
Book value per common share	$14.07	$13.77	$13.58	$13.30	$12.46
Team members (active, full-time equivalent)	158,700	159,600	158,000	156,400	154,300
Common Stock Price
High	$36.49	$36.64	$36.99	$36.89	$34.86
Low	33.93	33.01	34.90	33.36	31.90
Period end	35.17	34.43	35.56	36.18	33.54

(1)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).
(2)	On April 25, 2006, the Company’s Board of Directors declared the second quarter 2006 cash dividend payable June 1, 2006. On June 27, 2006, the Board declared a two-for-one split in the form of a 100% stock dividend on the Company’s common stock and, at the same time, the third quarter 2006 cash dividend payable September 1, 2006.
(3)	Core deposits are noninterest-bearing deposits, interest-bearing checking, savings certificates, market rate and other savings, and certain foreign deposits (Eurodollar sweep balances). During 2006, certain customer accounts (largely Wholesale Banking) were converted to deposit balances in the form of Eurodollar sweep accounts from off-balance sheet money market funds and repurchase agreements. Included in average core deposits were converted balances of $9,888 million, $9,888 million, $8,888 million, $3,343 million and $2,771 million for the quarters ended June 30, 2007, March 31, 2007, December 31, 2006, September 30, 2006 and June 30, 2006, respectively. Average core deposits increased 11% from second quarter 2006, not including these converted balances.
(4)	Retail core deposits are total core deposits excluding Wholesale Banking core deposits and retail mortgage escrow deposits.
(5)	The June 30, 2007, ratios are preliminary.

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME

	Quarter ended June 30		,	%	Six months ended June 30		,	%
(in millions, except per share amounts)	2007	2006		Change	2007	2006		Change

INTEREST INCOME
Trading assets	$47	$65		(28)%	$100	$134		(25)%
Securities available for sale	752	875		(14)	1,438	1,538		(7)
Mortgages held for sale	578	808		(28)	1,108	1,417		(22)
Loans held for sale	17	11		55	32	22		45
Loans	7,100	6,245		14	13,864	12,355		12
Other interest income	79	73		8	170	143		19

Total interest income	8,573	8,077		6	16,712	15,609		7

INTEREST EXPENSE
Deposits	1,941	1,794		8	3,798	3,276		16
Short-term borrowings	265	289		(8)	401	559		(28)
Long-term debt	1,171	1,010		16	2,307	1,920		20

Total interest expense	3,377	3,093		9	6,506	5,755		13

NET INTEREST INCOME	5,196	4,984		4	10,206	9,854		4
Provision for credit losses	720	432		67	1,435	865		66

Net interest income after provision for credit losses	4,476	4,552		(2)	8,771	8,989		(2)

NONINTEREST INCOME
Service charges on deposit accounts	740	665		11	1,425	1,288		11
Trust and investment fees	839	675		24	1,570	1,338		17
Card fees	517	418		24	987	802		23
Other fees	638	510		25	1,149	998		15
Mortgage banking	689	735		(6)	1,479	1,150		29
Operating leases	187	200		(7)	379	401		(5)
Insurance	432	364		19	831	728		14
Net losses on debt securities available for sale	(42)	(156)		(73)	(11)	(191)		(94)
Net gains from equity investments	242	133		82	339	323		5
Other	453	261		74	978	653		50

Total noninterest income	4,695	3,805		23	9,126	7,490		22

NONINTEREST EXPENSE
Salaries	1,907	1,754		9	3,774	3,426		10
Incentive compensation	900	714		26	1,642	1,382		19
Employee benefits	581	487		19	1,246	1,076		16
Equipment	292	284		3	629	619		2
Net occupancy	369	345		7	734	681		8
Operating leases	148	157		(6)	301	318		(5)
Other	1,530	1,435		7	2,927	2,748		7

Total noninterest expense	5,727	5,176		11	11,253	10,250		10

INCOME BEFORE INCOME TAX EXPENSE	3,444	3,181		8	6,644	6,229		7
Income tax expense	1,165	1,092		7	2,121	2,122		—

NET INCOME	$2,279	$2,089		9	$4,523	$4,107		10

EARNINGS PER COMMON SHARE	$0.68	$0.62		10	$1.34	$1.22		10
DILUTED EARNINGS PER COMMON SHARE	$0.67	$0.61		10	$1.33	$1.21		10
DIVIDENDS DECLARED PER COMMON SHARE	$0.28	$0.54		(48)	$0.56	$0.80		(30)
Average common shares outstanding	3,351.2	3,363.8		—	3,363.5	3,360.9		—
Diluted average common shares outstanding	3,389.3	3,404.4		—	3,402.5	3,400.1		—

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED STATEMENT OF INCOME

	Quarter ended
	June 30	,	Mar. 31	,	Dec. 31	,	Sept. 30	,	June 30	,
(in millions, except per share amounts)	2007		2007		2006		2006		2006

INTEREST INCOME
Trading assets	$47		$53		$46		$45		$65
Securities available for sale	752		686		726		1,014		875
Mortgages held for sale	578		530		627		702		808
Loans held for sale	17		15		13		12		11
Loans	7,100		6,764		6,701		6,555		6,245
Other interest income	79		91		118		71		73

Total interest income	8,573		8,139		8,231		8,399		8,077

INTEREST EXPENSE
Deposits	1,941		1,857		1,901		1,997		1,794
Short-term borrowings	265		136		162		271		289
Long-term debt	1,171		1,136		1,118		1,084		1,010

Total interest expense	3,377		3,129		3,181		3,352		3,093

NET INTEREST INCOME	5,196		5,010		5,050		5,047		4,984
Provision for credit losses	720		715		726		613		432

Net interest income after provision for credit losses	4,476		4,295		4,324		4,434		4,552

NONINTEREST INCOME
Service charges on deposit accounts	740		685		695		707		665
Trust and investment fees	839		731		735		664		675
Card fees	517		470		481		464		418
Other fees	638		511		550		509		510
Mortgage banking	689		790		677		484		735
Operating leases	187		192		190		192		200
Insurance	432		399		299		313		364
Net gains (losses) on debt securities available for sale	(42)		31		51		121		(156)
Net gains from equity investments	242		97		256		159		133
Other	453		525		429		274		261

Total noninterest income	4,695		4,431		4,363		3,887		3,805

NONINTEREST EXPENSE
Salaries	1,907		1,867		1,812		1,769		1,754
Incentive compensation	900		742		793		710		714
Employee benefits	581		665		501		458		487
Equipment	292		337		339		294		284
Net occupancy	369		365		367		357		345
Operating leases	148		153		157		155		157
Other	1,530		1,397		1,442		1,338		1,435

Total noninterest expense	5,727		5,526		5,411		5,081		5,176

INCOME BEFORE INCOME TAX EXPENSE	3,444		3,200		3,276		3,240		3,181
Income tax expense	1,165		956		1,095		1,046		1,092

NET INCOME	$2,279		$2,244		$2,181		$2,194		$2,089

EARNINGS PER COMMON SHARE	$0.68		$0.66		$0.65		$0.65		$0.62
DILUTED EARNINGS PER COMMON SHARE	$0.67		$0.66		$0.64		$0.64		$0.61
DIVIDENDS DECLARED PER COMMON SHARE	$0.28		$0.28		$0.28		$—		$0.54
Average common shares outstanding	3,351.2		3,376.0		3,379.4		3,371.9		3,363.8
Diluted average common shares outstanding	3,389.3		3,416.1		3,424.0		3,416.0		3,404.4

Wells Fargo & Company and Subsidiaries
CONSOLIDATED BALANCE SHEET

				% Change
				June 30, 2007 from
	June 30 ,	Dec. 31 ,	June 30 ,	Dec. 31 ,	June 30 ,
(in millions, except shares)	2007	2006	2006	2006	2006

ASSETS
Cash and due from banks	$12,714	$15,028	$14,069	(15)%	(10)%
Federal funds sold, securities purchased under resale agreements and other short-term investments	5,163	6,078	5,367	(15)	(4)
Trading assets	7,289	5,607	7,344	30	(1)
Securities available for sale	72,179	42,629	71,420	69	1
Mortgages held for sale (includes $30,175 million carried at fair value at June 30, 2007)	34,580	33,097	39,714	4	(13)
Loans held for sale	887	721	594	23	49
Loans	342,800	319,116	300,622	7	14
Allowance for loan losses	(3,820)	(3,764)	(3,851)	1	(1)

Net loans	338,980	315,352	296,771	7	14

Mortgage servicing rights:
Measured at fair value (residential MSRs)	18,733	17,591	15,650	6	20
Amortized	418	377	175	11	139
Premises and equipment, net	4,973	4,698	4,529	6	10
Goodwill	11,983	11,275	11,091	6	8
Other assets	31,966	29,543	32,792	8	(3)

Total assets	$539,865	$481,996	$499,516	12	8

LIABILITIES
Noninterest-bearing deposits	$89,809	$89,119	$89,448	1	—
Interest-bearing deposits	234,934	221,124	237,004	6	(1)

Total deposits	324,743	310,243	326,452	5	(1)
Short-term borrowings	40,838	12,829	13,619	218	200
Accrued expenses and other liabilities	33,153	25,903	33,794	28	(2)
Long-term debt	93,830	87,145	83,757	8	12

Total liabilities	492,564	436,120	457,622	13	8

STOCKHOLDERS’ EQUITY
Preferred stock	637	384	548	66	16
Common stock — $1-2/3 par value, authorized 6,000,000,000 shares; issued 3,472,762,050 shares	5,788	5,788	5,788	—	—
Additional paid-in capital	8,027	7,739	7,562	4	6
Retained earnings	37,665	35,277	31,964	7	18
Cumulative other comprehensive income (loss)	(236)	302	155	—	—
Treasury stock - 110,551,965 shares, 95,612,189 shares and 110,979,842 shares	(3,898)	(3,203)	(3,537)	22	10
Unearned ESOP shares	(682)	(411)	(586)	66	16

Total stockholders’ equity	47,301	45,876	41,894	3	13

Total liabilities and stockholders’ equity	$539,865	$481,996	$499,516	12	8

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED BALANCE SHEET

	June 30 ,	Mar. 31 ,	Dec. 31 ,	Sept. 30 ,	June 30 ,
(in millions)	2007	2007	2006	2006	2006

ASSETS
Cash and due from banks	$12,714	$12,485	$15,028	$12,591	$14,069
Federal funds sold, securities purchased under resale agreements and other short-term investments	5,163	4,668	6,078	4,079	5,367
Trading assets	7,289	6,525	5,607	5,300	7,344
Securities available for sale	72,179	45,443	42,629	52,635	71,420
Mortgages held for sale	34,580	32,286	33,097	39,913	39,714
Loans held for sale	887	829	721	617	594
Loans	342,800	325,487	319,116	307,491	300,622
Allowance for loan losses	(3,820)	(3,772)	(3,764)	(3,799)	(3,851)

Net loans	338,980	321,715	315,352	303,692	296,771

Mortgage servicing rights:
Measured at fair value (residential MSRs)	18,733	17,779	17,591	17,712	15,650
Amortized	418	400	377	328	175
Premises and equipment, net	4,973	4,864	4,698	4,645	4,529
Goodwill	11,983	11,275	11,275	11,192	11,091
Other assets	31,966	27,632	29,543	30,737	32,792

Total assets	$539,865	$485,901	$481,996	$483,441	$499,516

LIABILITIES
Noninterest-bearing deposits	$89,809	$89,067	$89,119	$86,849	$89,448
Interest-bearing deposits	234,934	222,090	221,124	227,470	237,004

Total deposits	324,743	311,157	310,243	314,319	326,452
Short-term borrowings	40,838	13,181	12,829	13,800	13,619
Accrued expenses and other liabilities	33,153	25,101	25,903	26,369	33,794
Long-term debt	93,830	90,327	87,145	84,091	83,757

Total liabilities	492,564	439,766	436,120	438,579	457,622

STOCKHOLDERS’ EQUITY
Preferred stock	637	740	384	465	548
Common stock	5,788	5,788	5,788	5,788	5,788
Additional paid-in capital	8,027	7,875	7,739	7,667	7,562
Retained earnings	37,665	36,439	35,277	34,080	31,964
Cumulative other comprehensive income (loss)	(236)	289	302	633	155
Treasury stock	(3,898)	(4,204)	(3,203)	(3,273)	(3,537)
Unearned ESOP shares	(682)	(792)	(411)	(498)	(586)

Total stockholders’ equity	47,301	46,135	45,876	44,862	41,894

Total liabilities and stockholders’ equity	$539,865	$485,901	$481,996	$483,441	$499,516

Wells Fargo & Company and Subsidiaries
FIVE QUARTER AVERAGE BALANCES

	Quarter ended
	June 30	,	Mar. 31	,	Dec. 31	,	Sept. 30	,	June 30	,
(in millions)	2007		2007		2006		2006		2006

EARNING ASSETS
Federal funds sold, securities purchased under resale agreements and other short-term investments	$4,849		$5,867		$7,751		$4,247		$4,855
Trading assets	4,572		4,305		3,950		3,880		5,938
Debt securities available for sale:
Securities of U.S. Treasury and federal agencies	839		753		786		912		935
Securities of U.S. states and political subdivisions	4,383		3,532		3,406		3,240		3,013
Mortgage-backed securities:
Federal agencies	35,406		30,640		31,718		47,009		40,160
Private collateralized mortgage obligations	3,816		3,993		5,130		7,696		7,176

Total mortgage-backed securities	39,222		34,633		36,848		54,705		47,336
Other debt securities (1)	5,090		5,778		6,406		6,865		6,246

Total debt securities available for sale (1)	49,534		44,696		47,446		65,722		57,530
Mortgages held for sale (2)	36,060		32,343		37,878		42,369		51,675
Loans held for sale	864		794		659		622		585
Loans:
Commercial and commercial real estate:
Commercial	73,932		71,063		68,402		66,216		65,424
Other real estate mortgage	31,736		30,590		29,882		29,851		28,938
Real estate construction	16,393		15,892		15,775		15,073		14,517
Lease financing	5,559		5,503		5,500		5,385		5,429

Total commercial and commercial real estate	127,620		123,048		119,559		116,525		114,308
Consumer:
Real estate 1-4 family first mortgage	58,283		54,444		50,836		50,138		55,019
Real estate 1-4 family junior lien mortgage	70,390		69,079		68,208		65,991		62,740
Credit card	14,950		14,557		13,737		12,810		11,947
Other revolving credit and installment	53,464		53,539		53,206		51,988		50,098

Total consumer	197,087		191,619		185,987		180,927		179,804
Foreign	7,263		6,762		6,620		6,528		6,276

Total loans (2)	331,970		321,429		312,166		303,980		300,388
Other	1,329		1,327		1,333		1,348		1,363

Total earning assets	$429,178		$410,761		$411,183		$422,168		$422,334

FUNDING SOURCES
Deposits:
Interest-bearing checking	$5,193		$4,615		$4,477		$4,370		$4,288
Market rate and other savings	145,185		140,934		135,673		132,906		134,182
Savings certificates	39,729		38,514		36,382		33,909		30,308
Other time deposits	4,574		9,312		19,838		36,920		38,288
Deposits in foreign offices	32,841		27,647		24,425		22,303		20,898

Total interest-bearing deposits	227,522		221,022		220,795		230,408		227,964
Short-term borrowings	21,066		11,498		13,470		21,539		24,836
Long-term debt	90,931		89,027		85,809		84,112		84,486

Total interest-bearing liabilities	339,519		321,547		320,074		336,059		337,286
Portion of noninterest-bearing funding sources	89,659		89,214		91,109		86,109		85,048

Total funding sources	$429,178		$410,761		$411,183		$422,168		$422,334

NONINTEREST-EARNING ASSETS
Cash and due from banks	$11,655		$11,862		$12,379		$12,159		$12,437
Goodwill	11,435		11,274		11,259		11,156		11,075
Other	50,418		48,208		47,764		49,196		45,610

Total noninterest-earning assets	$73,508		$71,344		$71,402		$72,511		$69,122

NONINTEREST-BEARING FUNDING SOURCES
Deposits	$91,256		$88,769		$91,259		$89,245		$88,917
Other liabilities	25,159		25,474		25,687		25,839		22,835
Stockholders’ equity	46,752		46,315		45,565		43,536		42,418
Noninterest-bearing funding sources used to fund earning assets	(89,659)		(89,214)		(91,109)		(86,109)		(85,048)

Net noninterest-bearing funding sources	$73,508		$71,344		$71,402		$72,511		$69,122

TOTAL ASSETS	$502,686		$482,105		$482,585		$494,679		$491,456

(1)	Includes certain preferred securities.
(2)	Nonaccrual loans are included in their respective loan categories.

Wells Fargo & Company and Subsidiaries
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

	Six months ended June 30	,
(in millions)	2007	2006

Balance, beginning of period	$45,876	$40,660
Cumulative effect from adoption of:
FAS 156 (1)	—	101
FSP 13-2 (2)	(71)	—
Net income	4,523	4,107
Other comprehensive income (loss), net of tax, related to:
Translation adjustments	12	4
Investment securities and other interests held	(533)	(592)
Derivative instruments and hedging activities	(29)	81
Defined benefit pension plans	12	(3)
Common stock issued	995	931
Common stock issued for acquisitions	646	—
Common stock repurchased	(2,689)	(1,185)
Preferred stock released to ESOP	231	191
Common stock dividends	(1,885)	(2,692)
Other, net	213	291

Balance, end of period	$47,301	$41,894

(1)	Financial Accounting Standard No. 156, Accounting for Servicing of Financial Assets - an amendment of FASB Statement No. 140.
(2)	FASB Staff Position 13-2, Accounting for a Change or Projected Change in the Timing of Cash Flows Related to Income Taxes Generated by a Leveraged Lease Transaction.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER LOANS

	June 30	,	Mar. 31	,	Dec. 31	,	Sept. 30	,	June 30	,
(in millions)	2007		2007		2006		2006		2006

Commercial and commercial real estate:
Commercial	$77,560		$72,268		$70,404		$66,797		$66,014
Other real estate mortgage	32,336		31,542		30,112		29,914		29,281
Real estate construction	16,552		15,869		15,935		15,397		14,764
Lease financing	5,979		5,494		5,614		5,443		5,301

Total commercial and commercial real estate	132,427		125,173		122,065		117,551		115,360
Consumer:
Real estate 1-4 family first mortgage	61,177		55,982		53,228		49,765		50,491
Real estate 1-4 family junior lien mortgage	72,398		69,489		68,926		67,185		64,727
Credit card	15,567		14,594		14,697		13,343		12,387
Other revolving credit and installment	53,701		53,445		53,534		53,080		51,236

Total consumer	202,843		193,510		190,385		183,373		178,841
Foreign	7,530		6,804		6,666		6,567		6,421

Total loans (net of unearned income)	$342,800		$325,487		$319,116		$307,491		$300,622

FIVE QUARTER NONACCRUAL LOANS AND OTHER ASSETS

	June 30 ,	Mar. 31 ,	Dec. 31 ,	Sept. 30 ,	June 30 ,
(in millions)	2007	2007	2006	2006	2006

Nonaccrual loans:
Commercial and commercial real estate:
Commercial	$395	$350	$331	$256	$253
Other real estate mortgage	129	114	105	116	137
Real estate construction	81	82	78	90	31
Lease financing	29	31	29	27	26

Total commercial and commercial real estate	634	577	543	489	447
Consumer:
Real estate 1-4 family first mortgage (1)	663	701	688	595	585
Real estate 1-4 family junior lien mortgage	228	233	212	200	179
Other revolving credit and installment	155	195	180	167	139

Total consumer	1,046	1,129	1,080	962	903
Foreign	53	46	43	38	45

Total nonaccrual loans	1,733	1,752	1,666	1,489	1,395
As a percentage of total loans	0.51%	0.54%	0.52%	0.48%	0.46%
Foreclosed assets:
GNMA loans (2)	423	381	322	266	238
Other	554	528	423	342	275
Real estate and other nonaccrual investments (3)	5	5	5	3	9

Total nonaccrual loans and other assets	$2,715	$2,666	$2,416	$2,100	$1,917

As a percentage of total loans	0.79%	0.82%	0.76%	0.68%	0.64%

(1)	Includes nonaccrual mortgages held for sale.
(2)	Consistent with regulatory reporting requirements, foreclosed real estate securing Government National Mortgage Association (GNMA) loans is classified as nonperforming. Both principal and interest for GNMA loans secured by the foreclosed real estate are fully collectible because the GNMA loans are insured by the Federal Housing Administration or guaranteed by the Department of Veterans Affairs.
(3)	Includes real estate investments (contingent interest loans accounted for as investments) that would be classified as nonaccrual if these assets were recorded as loans.

Wells Fargo & Company and Subsidiaries
CHANGES IN THE ALLOWANCE FOR CREDIT LOSSES

	Quarter ended			Six months ended
	June 30 ,	Mar. 31 ,	June 30 ,	June 30 ,	June 30 ,
(in millions)	2007	2007	2006	2007	2006

Balance, beginning of period	$3,965	$3,964	$4,025	$3,964	$4,057
Provision for credit losses	720	715	432	1,435	865
Loan charge-offs:
Commercial and commercial real estate:
Commercial	(127)	(126)	(93)	(253)	(172)
Other real estate mortgage	(1)	(1)	(1)	(2)	(2)
Real estate construction	(2)	—	—	(2)	—
Lease financing	(9)	(7)	(7)	(16)	(16)

Total commercial and commercial real estate	(139)	(134)	(101)	(273)	(190)
Consumer:
Real estate 1-4 family first mortgage	(25)	(24)	(22)	(49)	(51)
Real estate 1-4 family junior lien mortgage	(107)	(83)	(28)	(190)	(62)
Credit card	(191)	(183)	(113)	(374)	(218)
Other revolving credit and installment	(434)	(474)	(349)	(908)	(671)

Total consumer	(757)	(764)	(512)	(1,521)	(1,002)
Foreign	(64)	(62)	(74)	(126)	(148)

Total loan charge-offs	(960)	(960)	(687)	(1,920)	(1,340)

Loan recoveries:
Commercial and commercial real estate:
Commercial	25	24	31	49	58
Other real estate mortgage	3	2	5	5	6
Real estate construction	—	1	1	1	2
Lease financing	4	5	6	9	12

Total commercial and commercial real estate	32	32	43	64	78
Consumer:
Real estate 1-4 family first mortgage	6	6	9	12	12
Real estate 1-4 family junior lien mortgage	16	9	10	25	18
Credit card	30	31	25	61	49
Other revolving credit and installment	139	149	148	288	277

Total consumer	191	195	192	386	356
Foreign	17	18	20	35	41

Total loan recoveries	240	245	255	485	475

Net loan charge-offs	(720)	(715)	(432)	(1,435)	(865)

Allowances related to business combinations/other	42	1	10	43	(22)

Balance, end of period	$4,007	$3,965	$4,035	$4,007	$4,035

Components:
Allowance for loan losses	$3,820	$3,772	$3,851	$3,820	$3,851
Reserve for unfunded credit commitments	187	193	184	187	184

Allowance for credit losses	$4,007	$3,965	$4,035	$4,007	$4,035

Net loan charge-offs (annualized) as a percentage of average total loans	0.87%	0.90%	0.58%	0.89%	0.57%

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CHANGES IN THE ALLOWANCE FOR CREDIT LOSSES

	Quarter ended
	June 30 ,	Mar. 31 ,	Dec. 31 ,	Sept. 30 ,	June 30 ,
(in millions)	2007	2007	2006	2006	2006

Balance, beginning of quarter	$3,965	$3,964	$3,978	$4,035	$4,025
Provision for credit losses	720	715	726	613	432
Loan charge-offs:
Commercial and commercial real estate:
Commercial	(127)	(126)	(139)	(103)	(93)
Other real estate mortgage	(1)	(1)	(2)	(1)	(1)
Real estate construction	(2)	—	(1)	(1)	—
Lease financing	(9)	(7)	(8)	(6)	(7)

Total commercial and commercial real estate	(139)	(134)	(150)	(111)	(101)
Consumer:
Real estate 1-4 family first mortgage	(25)	(24)	(22)	(30)	(22)
Real estate 1-4 family junior lien mortgage	(107)	(83)	(56)	(36)	(28)
Credit card	(191)	(183)	(154)	(133)	(113)
Other revolving credit and installment	(434)	(474)	(513)	(501)	(349)

Total consumer	(757)	(764)	(745)	(700)	(512)
Foreign	(64)	(62)	(59)	(74)	(74)

Total loan charge-offs	(960)	(960)	(954)	(885)	(687)

Loan recoveries:
Commercial and commercial real estate:
Commercial	25	24	27	26	31
Other real estate mortgage	3	2	5	8	5
Real estate construction	—	1	1	—	1
Lease financing	4	5	5	4	6

Total commercial and commercial real estate	32	32	38	38	43
Consumer:
Real estate 1-4 family first mortgage	6	6	6	8	9
Real estate 1-4 family junior lien mortgage	16	9	9	9	10
Credit card	30	31	24	23	25
Other revolving credit and installment	139	149	136	124	148

Total consumer	191	195	175	164	192
Foreign	17	18	15	20	20

Total loan recoveries	240	245	228	222	255

Net loan charge-offs	(720)	(715)	(726)	(663)	(432)

Allowances related to business combinations/other	42	1	(14)	(7)	10

Balance, end of quarter	$4,007	$3,965	$3,964	$3,978	$4,035

Components:
Allowance for loan losses	$3,820	$3,772	$3,764	$3,799	$3,851
Reserve for unfunded credit commitments	187	193	200	179	184

Allowance for credit losses	$4,007	$3,965	$3,964	$3,978	$4,035

Net loan charge-offs (annualized) as a percentage of average total loans	0.87%	0.90%	0.92%	0.86%	0.58%
Allowance for loan losses as a percentage of:
Total loans	1.11%	1.16%	1.18%	1.24%	1.28%
Nonaccrual loans	220	215	226	255	276
Nonaccrual loans and other assets	141	141	156	181	201
Allowance for credit losses as a percentage of:
Total loans	1.17%	1.22%	1.24%	1.29%	1.34%
Nonaccrual loans	231	226	238	267	289
Nonaccrual loans and other assets	148	149	164	189	210

Wells Fargo & Company and Subsidiaries
NONINTEREST INCOME

	Quarter ended June 30		,	%	Six months ended June 30		,	%
(in millions)	2007	2006		Change	2007	2006		Change

Service charges on deposit accounts	$740	$665		11%	$1,425	$1,288		11%
Trust and investment fees:
Trust, investment and IRA fees	610	509		20	1,147	1,000		15
Commissions and all other fees	229	166		38	423	338		25

Total trust and investment fees	839	675		24	1,570	1,338		17
Card fees	517	418		24	987	802		23
Other fees:
Cash network fees	50	48		4	95	92		3
Charges and fees on loans	253	249		2	491	491		—
All other fees	335	213		57	563	415		36

Total other fees	638	510		25	1,149	998		15
Mortgage banking:
Servicing income, net	(45)	310		—	171	391		(56)
Net gains on mortgage loan origination/sales activities	635	359		77	1,130	632		79
All other	99	66		50	178	127		40

Total mortgage banking	689	735		(6)	1,479	1,150		29
Operating leases	187	200		(7)	379	401		(5)
Insurance	432	364		19	831	728		14
Trading assets	260	91		186	525	225		133
Net losses on debt securities available for sale	(42)	(156)		(73)	(11)	(191)		(94)
Net gains from equity investments	242	133		82	339	323		5
All other	193	170		14	453	428		6

Total	$4,695	$3,805		23	$9,126	$7,490		22

NONINTEREST EXPENSE

	Quarter ended June 30		,	%	Six months ended June 30		,	%
(in millions)	2007	2006		Change	2007	2006		Change

Salaries	$1,907	$1,754		9%	$3,774	$3,426		10%
Incentive compensation	900	714		26	1,642	1,382		19
Employee benefits	581	487		19	1,246	1,076		16
Equipment	292	284		3	629	619		2
Net occupancy	369	345		7	734	681		8
Operating leases	148	157		(6)	301	318		(5)
Outside professional services	235	236		—	427	429		—
Contract services	113	139		(19)	231	271		(15)
Travel and entertainment	118	139		(15)	227	269		(16)
Advertising and promotion	113	125		(10)	204	231		(12)
Outside data processing	121	109		11	232	213		9
Postage	85	79		8	172	160		8
Telecommunications	81	73		11	162	143		13
Insurance	148	99		49	276	175		58
Stationery and supplies	52	55		(5)	105	106		(1)
Operating losses	57	45		27	144	107		35
Security	44	44		—	87	87		—
Core deposit intangibles	27	28		(4)	53	57		(7)
All other	336	264		27	607	500		21

Total	$5,727	$5,176		11	$11,253	$10,250		10

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONINTEREST INCOME

	Quarter ended
	June 30 ,	Mar. 31	,	Dec. 31	,	Sept. 30	,	June 30	,
(in millions)	2007	2007		2006		2006		2006

Service charges on deposit accounts	$740	$685		$695		$707		$665
Trust and investment fees:
Trust, investment and IRA fees	610	537		525		508		509
Commissions and all other fees	229	194		210		156		166

Total trust and investment fees	839	731		735		664		675
Card fees	517	470		481		464		418
Other fees:
Cash network fees	50	45		44		48		48
Charges and fees on loans	253	238		241		244		249
All other fees	335	228		265		217		213

Total other fees	638	511		550		509		510
Mortgage banking:
Servicing income, net	(45)	216		314		188		310
Net gains on mortgage loan origination/sales activities	635	495		305		179		359
All other	99	79		58		117		66

Total mortgage banking	689	790		677		484		735
Operating leases	187	192		190		192		200
Insurance	432	399		299		313		364
Trading assets	260	265		213		106		91
Net gains (losses) on debt securities available for sale	(42)	31		51		121		(156)
Net gains from equity investments	242	97		256		159		133
All other	193	260		216		168		170

Total	$4,695	$4,431		$4,363		$3,887		$3,805

FIVE QUARTER NONINTEREST EXPENSE

	Quarter ended
	June 30	,	Mar. 31	,	Dec. 31	,	Sept. 30	,	June 30	,
(in millions)	2007		2007		2006		2006		2006

Salaries	$1,907		$1,867		$1,812		$1,769		$1,754
Incentive compensation	900		742		793		710		714
Employee benefits	581		665		501		458		487
Equipment	292		337		339		294		284
Net occupancy	369		365		367		357		345
Operating leases	148		153		157		155		157
Outside professional services	235		192		273		240		236
Contract services	113		118		165		143		139
Travel and entertainment	118		109		141		132		139
Advertising and promotion	113		91		102		123		125
Outside data processing	121		111		113		111		109
Postage	85		87		77		75		79
Telecommunications	81		81		66		70		73
Insurance	148		128		39		43		99
Stationery and supplies	52		53		60		57		55
Operating losses	57		87		40		33		45
Security	44		43		49		43		44
Core deposit intangibles	27		26		27		28		28
All other	336		271		290		240		264

Total	$5,727		$5,526		$5,411		$5,081		$5,176

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Quarter ended June 30						,
	2007			2006
			Interest			Interest
	Average	Yields/	income/	Average	Yields/	income/
(in millions)	balance	rates	expense	balance	rates	expense

EARNING ASSETS
Federal funds sold, securities purchased under resale agreements and other short-term investments	$4,849	5.09%	$61	$4,855	4.60%	$56
Trading assets	4,572	4.83	55	5,938	5.03	75
Debt securities available for sale (3):
Securities of U.S. Treasury and federal agencies	839	4.28	9	935	4.43	11
Securities of U.S. states and political subdivisions	4,383	7.42	79	3,013	8.24	60
Mortgage-backed securities:
Federal agencies	35,406	6.09	533	40,160	5.97	601
Private collateralized mortgage obligations	3,816	6.41	61	7,176	6.70	119

Total mortgage-backed securities	39,222	6.13	594	47,336	6.07	720
Other debt securities (4)	5,090	7.61	96	6,246	6.70	104

Total debt securities available for sale (4)	49,534	6.36	778	57,530	6.22	895
Mortgages held for sale (5)	36,060	6.42	578	51,675	6.25	808
Loans held for sale	864	7.74	17	585	7.35	11
Loans:
Commercial and commercial real estate:
Commercial	73,932	8.31	1,531	65,424	8.12	1,324
Other real estate mortgage	31,736	7.48	592	28,938	7.29	526
Real estate construction	16,393	7.97	326	14,517	7.91	286
Lease financing	5,559	5.95	83	5,429	5.75	78

Total commercial and commercial real estate	127,620	7.96	2,532	114,308	7.77	2,214
Consumer:
Real estate 1-4 family first mortgage	58,283	7.36	1,071	55,019	7.36	1,011
Real estate 1-4 family junior lien mortgage	70,390	8.20	1,440	62,740	7.92	1,239
Credit card	14,950	14.46	540	11,947	13.18	393
Other revolving credit and installment	53,464	9.78	1,303	50,098	9.56	1,194

Total consumer	197,087	8.85	4,354	179,804	8.55	3,837
Foreign	7,263	12.00	218	6,276	12.61	198

Total loans (5)	331,970	8.58	7,104	300,388	8.34	6,249
Other	1,329	5.23	18	1,363	4.97	16

Total earning assets	$429,178	8.05	8,611	$422,334	7.70	8,110

FUNDING SOURCES
Deposits:
Interest-bearing checking	$5,193	3.24	42	$4,288	2.80	30
Market rate and other savings	145,185	2.82	1,022	134,182	2.29	766
Savings certificates	39,729	4.38	433	30,308	3.69	279
Other time deposits	4,574	4.82	55	38,288	5.03	479
Deposits in foreign offices	32,841	4.75	389	20,898	4.59	240

Total interest-bearing deposits	227,522	3.42	1,941	227,964	3.16	1,794
Short-term borrowings	21,066	5.06	265	24,836	4.68	289
Long-term debt	90,931	5.17	1,174	84,486	4.79	1,010

Total interest-bearing liabilities	339,519	3.99	3,380	337,286	3.68	3,093
Portion of noninterest-bearing funding sources	89,659	—	—	85,048	—	—

Total funding sources	$429,178	3.16	3,380	$422,334	2.94	3,093

Net interest margin and net interest income on a taxable-equivalent basis (6)		4.89%	$5,231		4.76%	$5,017

NONINTEREST-EARNING ASSETS
Cash and due from banks	$11,655			$12,437
Goodwill	11,435			11,075
Other	50,418			45,610

Total noninterest-earning assets	$73,508			$69,122

NONINTEREST-BEARING FUNDING SOURCES
Deposits	$91,256			$88,917
Other liabilities	25,159			22,835
Stockholders’ equity	46,752			42,418
Noninterest-bearing funding sources used to fund earning assets	(89,659)			(85,048)

Net noninterest-bearing funding sources	$73,508			$69,122

TOTAL ASSETS	$502,686			$491,456

(1)	Our average prime rate was 8.25% and 7.90% for the quarters ended June 30, 2007 and 2006, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 5.36% and 5.21% for the same quarters, respectively.
(2)	Interest rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.
(3)	Yields are based on amortized cost balances computed on a settlement date basis.
(4)	Includes certain preferred securities.
(5)	Nonaccrual loans and related income are included in their respective loan categories.
(6)	Includes taxable-equivalent adjustments primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Six months ended June 30						,
	2007			2006
			Interest			Interest
	Average	Yields/	income/	Average	Yields/	income/
(in millions)	balance	rates	expense	balance	rates	expense

EARNING ASSETS
Federal funds sold, securities purchased under resale agreements and other short-term investments	$5,355	5.13%	$136	$5,023	4.40%	$110
Trading assets	4,439	5.17	114	6,018	4.82	144
Debt securities available for sale (3):
Securities of U.S. Treasury and federal agencies	796	4.29	17	901	4.36	20
Securities of U.S. states and political subdivisions	3,960	7.40	142	3,059	8.18	120
Mortgage-backed securities:
Federal agencies	33,036	6.14	1,000	33,973	5.94	1,007
Private collateralized mortgage obligations	3,904	6.37	123	6,870	6.58	223

Total mortgage-backed securities	36,940	6.16	1,123	40,843	6.05	1,230
Other debt securities (4)	5,433	7.52	202	5,766	7.23	208

Total debt securities available for sale (4)	47,129	6.39	1,484	50,569	6.28	1,578
Mortgages held for sale (5)	34,212	6.48	1,108	45,632	6.21	1,417
Loans held for sale	829	7.78	32	618	7.13	22
Loans:
Commercial and commercial real estate:
Commercial	72,505	8.30	2,986	64,104	7.92	2,519
Other real estate mortgage	31,166	7.45	1,152	28,813	7.15	1,023
Real estate construction	16,144	7.99	640	14,186	7.75	545
Lease financing	5,531	5.84	162	5,432	5.78	157

Total commercial and commercial real estate	125,346	7.94	4,940	112,535	7.60	4,244
Consumer:
Real estate 1-4 family first mortgage	56,374	7.34	2,066	64,648	7.06	2,270
Real estate 1-4 family junior lien mortgage	69,738	8.19	2,833	61,364	7.79	2,370
Credit card	14,755	14.01	1,033	11,856	13.20	782
Other revolving credit and installment	53,501	9.76	2,590	49,218	9.48	2,314

Total consumer	194,368	8.82	8,522	187,086	8.32	7,736
Foreign	7,015	11.78	410	6,110	12.59	383

Total loans (5)	326,729	8.55	13,872	305,731	8.14	12,363
Other	1,327	5.17	34	1,376	4.80	32

Total earning assets	$420,020	8.05	16,780	$414,967	7.59	15,666

FUNDING SOURCES
Deposits:
Interest-bearing checking	$4,905	3.24	79	$4,179	2.52	52
Market rate and other savings	143,071	2.80	1,985	134,205	2.18	1,453
Savings certificates	39,125	4.40	854	29,517	3.58	524
Other time deposits	6,931	5.03	173	36,020	4.77	852
Deposits in foreign offices	30,258	4.71	707	18,041	4.41	395

Total interest-bearing deposits	224,290	3.41	3,798	221,962	2.98	3,276
Short-term borrowings	16,308	4.96	401	25,504	4.42	559
Long-term debt	89,984	5.16	2,312	83,094	4.64	1,920

Total interest-bearing liabilities	330,582	3.97	6,511	330,560	3.51	5,755
Portion of noninterest-bearing funding sources	89,438	—	—	84,407	—	—

Total funding sources	$420,020	3.13	6,511	$414,967	2.79	5,755

Net interest margin and net interest income on a taxable-equivalent basis (6)		4.92%	$10,269		4.80%	$9,911

NONINTEREST-EARNING ASSETS
Cash and due from banks	$11,758			$12,666
Goodwill	11,355			11,019
Other	49,320			44,719

Total noninterest-earning assets	$72,433			$68,404

NONINTEREST-BEARING FUNDING SOURCES
Deposits	$90,020			$87,963
Other liabilities	25,316			23,076
Stockholders’ equity	46,535			41,772
Noninterest-bearing funding sources used to fund earning assets	(89,438)			(84,407)

Net noninterest-bearing funding sources	$72,433			$68,404

TOTAL ASSETS	$492,453			$483,371

(1)	Our average prime rate was 8.25% and 7.66% for the six months ended June 30, 2007 and 2006, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 5.36% and 4.99% for the same periods, respectively.
(2)	Interest rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.
(3)	Yields are based on amortized cost balances computed on a settlement date basis.
(4)	Includes certain preferred securities.
(5)	Nonaccrual loans and related income are included in their respective loan categories.
(6)	Includes taxable-equivalent adjustments primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries
OPERATING SEGMENT RESULTS (1)

(income/expense in millions,	Community		Wholesale		Wells Fargo		Consolidated
average balances in billions)	Banking		Banking		Financial		Company

Quarter ended June 30,	2007	2006	2007	2006	2007	2006	2007	2006
Net interest income	$3,299	$3,321	$814	$706	$1,083	$957	$5,196	$4,984
Provision (reversal of provision) for credit losses	353	187	1	(7)	366	252	720	432
Noninterest income	3,031	2,398	1,336	1,085	328	322	4,695	3,805
Noninterest expense	3,667	3,485	1,269	1,018	791	673	5,727	5,176

Income before income tax expense	2,310	2,047	880	780	254	354	3,444	3,181
Income tax expense	757	690	310	274	98	128	1,165	1,092

Net income	$1,553	$1,357	$570	$506	$156	$226	$2,279	$2,089

Average loans	$186.6	$173.9	$81.4	$70.4	$64.0	$56.1	$332.0	$300.4
Average assets (2)	320.0	327.2	107.1	97.2	69.8	61.3	502.7	491.5
Average core deposits	250.9	232.0	49.6	32.0	—	0.1	300.5	264.1
Six months ended June 30,
Net interest income	$6,523	$6,577	$1,595	$1,386	$2,088	$1,891	$10,206	$9,854
Provision (reversal of provision) for credit losses	659	376	14	(9)	762	498	1,435	865
Noninterest income	5,878	4,541	2,601	2,181	647	768	9,126	7,490
Noninterest expense	7,307	6,872	2,406	2,010	1,540	1,368	11,253	10,250

Income before income tax expense	4,435	3,870	1,776	1,566	433	793	6,644	6,229
Income tax expense	1,330	1,283	626	549	165	290	2,121	2,122

Net income	$3,105	$2,587	$1,150	$1,017	$268	$503	$4,523	$4,107

Average loans	$183.7	$182.1	$79.7	$69.0	$63.3	$54.6	$326.7	$305.7
Average assets (2)	313.6	321.0	104.1	96.6	69.0	60.0	492.5	483.4
Average core deposits	247.4	230.5	48.2	30.2	—	0.1	295.6	260.8

(1)	The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment. If the management structure and/or the allocation process changes, allocations, transfers and assignments may change. To reflect a change in the allocation of income taxes for management reporting adopted in second quarter 2007, results for prior periods have been revised.
(2)	The Consolidated Company balance includes unallocated goodwill held at the enterprise level of $5.8 billion for all periods presented.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER OPERATING SEGMENT RESULTS (1)

	Quarter ended
	June 30	,	Mar. 31	,	Dec. 31	,	Sept. 30	,	June 30	,
(income/expense in millions, average balances in billions)	2007		2007		2006		2006		2006

COMMUNITY BANKING
Net interest income	$3,299		$3,224		$3,248		$3,292		$3,321
Provision for credit losses	353		306		275		236		187
Noninterest income	3,031		2,847		2,882		2,492		2,398
Noninterest expense	3,667		3,640		3,558		3,392		3,485

Income before income tax expense	2,310		2,125		2,297		2,156		2,047
Income tax expense	757		573		765		663		690

Net income	$1,553		$1,552		$1,532		$1,493		$1,357

Average loans	$186.6		$180.8		$175.7		$172.5		$173.9
Average assets	320.0		307.0		311.9		326.7		327.2
Average core deposits	250.9		243.9		239.8		233.1		232.0
WHOLESALE BANKING
Net interest income	$814		$781		$787		$751		$706
Provision (reversal of provision) for credit losses	1		13		25		—		(7)
Noninterest income	1,336		1,265		1,096		1,033		1,085
Noninterest expense	1,269		1,137		1,105		999		1,018

Income before income tax expense	880		896		753		785		780
Income tax expense	310		316		262		275		274

Net income	$570		$580		$491		$510		$506

Average loans	$81.4		$77.9		$75.0		$72.3		$70.4
Average assets	107.1		101.0		97.9		97.5		97.2
Average core deposits	49.6		46.7		44.0		36.5		32.0
WELLS FARGO FINANCIAL
Net interest income	$1,083		$1,005		$1,015		$1,004		$957
Provision for credit losses	366		396		426		377		252
Noninterest income	328		319		385		362		322
Noninterest expense	791		749		748		690		673

Income before income tax expense	254		179		226		299		354
Income tax expense	98		67		68		108		128

Net income	$156		$112		$158		$191		$226

Average loans	$64.0		$62.7		$61.5		$59.2		$56.1
Average assets	69.8		68.3		67.0		64.7		61.3
Average core deposits	—		—		—		0.1		0.1
CONSOLIDATED COMPANY
Net interest income	$5,196		$5,010		$5,050		$5,047		$4,984
Provision for credit losses	720		715		726		613		432
Noninterest income	4,695		4,431		4,363		3,887		3,805
Noninterest expense	5,727		5,526		5,411		5,081		5,176

Income before income tax expense	3,444		3,200		3,276		3,240		3,181
Income tax expense	1,165		956		1,095		1,046		1,092

Net income	$2,279		$2,244		$2,181		$2,194		$2,089

Average loans	$332.0		$321.4		$312.2		$304.0		$300.4
Average assets (2)	502.7		482.1		482.6		494.7		491.5
Average core deposits	300.5		290.6		283.8		269.7		264.1

(1)	The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment. If the management structure and/or the allocation process changes, allocations, transfers and assignments may change. To reflect a change in the allocation of income taxes for management reporting adopted in second quarter 2007, results for prior periods have been revised.
(2)	The Consolidated Company includes unallocated goodwill held at the enterprise level of $5.8 billion for all periods presented.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING

	Quarter ended
	June 30 ,	Mar. 31 ,	Dec. 31 ,	Sept. 30 ,	June 30	,
(in millions)	2007	2007	2006	2006	2006

Residential MSRs measured using the fair value method:
Fair value, beginning of quarter	$17,779	$17,591	$17,712	$15,650	$13,800
Purchases	142	159	222	2,907	511
Servicing from securitizations or asset transfers	1,029	828	843	965	1,310
Sales	(1,422)	—	(469)	—	—
Changes in fair value:
Due to changes in valuation model inputs or assumptions (1)	2,013	(11)	66	(1,147)	550
Other changes in fair value (2)	(808)	(788)	(783)	(663)	(521)

Fair value, end of quarter	$18,733	$17,779	$17,591	$17,712	$15,650

(1)	Principally reflects changes in discount rates and prepayment speed assumptions, mostly due to changes in interest rates.
(2)	Represents changes due to collection/realization of expected cash flows over time.

	Quarter ended
	June 30	,	Mar. 31	,	Dec. 31	,	Sept. 30	,	June 30	,
(in millions)	2007		2007		2006		2006		2006

Amortized MSRs:
Balance, beginning of quarter	$400		$377		$328		$175		$142
Purchases	26		29		53		161		39
Servicing from securitizations or asset transfers	11		10		9		2		—
Amortization	(19)		(16)		(13)		(10)		(6)

Balance, end of quarter (1)	$418		$400		$377		$328		$175

Fair value of amortized MSRs:
Beginning of quarter	$484		$457		$440		$252		$205
End of quarter	561		484		457		440		252

(1)	There was no valuation allowance recorded for the periods presented.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING (CONTINUED)

	Quarter ended
	June 30 ,	Mar. 31 ,	Dec. 31 ,	Sept. 30 ,	June 30 ,
(in millions)	2007	2007	2006	2006	2006

Servicing income, net:
Servicing fees (1)	$1,007	$1,054	$1,011	$947	$820
Changes in fair value of residential MSRs:
Due to changes in valuation model inputs or assumptions (2)	2,013	(11)	66	(1,147)	550
Other changes in fair value (3)	(808)	(788)	(783)	(663)	(521)
Amortization	(19)	(16)	(13)	(10)	(6)
Net derivative gains (losses) from economic hedges (4)	(2,238)	(23)	33	1,061	(533)

Total servicing income, net	$(45)	$216	$314	$188	$310

Market-related valuation changes to MSRs, net of hedge results (2) + (4)	$(225)	$(34)	$99	$(86)	$17

(1)	Includes contractually specified servicing fees, late charges and other ancillary revenues.
(2)	Principally reflects changes in discount rates and prepayment speed assumptions, mostly due to changes in interest rates.
(3)	Represents changes due to collection/realization of expected cash flows over time.
(4)	Represents results from free-standing derivatives (economic hedges) used to hedge the risk of changes in fair value of MSRs.

	June 30 ,	Mar. 31 ,	Dec. 31 ,	Sept. 30 ,	June 30 ,
(in billions)	2007	2007	2006	2006	2006

Managed servicing portfolio:
Loans serviced for others (1)	$1,347	$1,309	$1,280	$1,235	$1,020
Owned loans serviced (2)	96	88	86	90	90

Total owned servicing	1,443	1,397	1,366	1,325	1,110
Sub-servicing	24	26	19	20	23

Total managed servicing portfolio	$1,467	$1,423	$1,385	$1,345	$1,133

Ratio of MSRs to related loans serviced for others	1.42%	1.39%	1.41%	1.46%	1.55%
Weighted-average note rate (owned servicing only)	5.95%	5.93%	5.92%	5.86%	5.80%

(1)	Consists of 1-4 family first mortgage and commercial mortgage loans.
(2)	Consists of mortgages held for sale and 1-4 family first mortgage loans.

Wells Fargo & Company and Subsidiaries
SELECTED FIVE QUARTER RESIDENTIAL MORTGAGE PRODUCTION DATA

	Quarter ended
	June 30	,	Mar. 31	,	Dec. 31	,	Sept. 30	,	June 30	,
(in billions)	2007		2007		2006		2006		2006

Application Data:
Wells Fargo Home Mortgage first mortgage quarterly applications	$114		$113		$90		$95		$108
Refinances as a percentage of applications	40%		46%		50%		41%		34%
Wells Fargo Home Mortgage first mortgage unclosed pipeline, at quarter end	$56		$57		$48		$55		$63

	Quarter ended
	June 30	,	Mar. 31	,	Dec. 31	,	Sept. 30	,	June 30	,
(in billions)	2007		2007		2006		2006		2006

Residential Real Estate Originations: (1)
Quarter:
Wells Fargo Home Mortgage first mortgage loans:
Retail	$32		$26		$29		$29		$33
Correspondent/Wholesale	36		31		29		36		35
Home equity loans and lines	9		8		9		10		11
Wells Fargo Financial	3		3		3		2		2

Total	$80		$68		$70		$77		$81

Year-to-date	$148		$68		$294		$224		$147

(1)	Consists of residential real estate originations from all Wells Fargo channels.